Exhibit 99.2


                        LOEWS CINEPLEX ENTERTAINMENT
                                CORPORATION

                       NOTICE OF GUARANTEED DELIVERY

                                    FOR

                         TENDER FOR ALL OUTSTANDING
                 8 7/8% SENIOR SUBORDINATED NOTES DUE 2008
                              IN EXCHANGE FOR
                 8 7/8% SENIOR SUBORDINATED NOTES DUE 2008


                       THE EXCHANGE OFFER WILL EXPIRE
 AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 1998, UNLESS EXTENDED. AS DESCRIBED HEREIN, WITHDRAWAL RIGHTS WITH RESPECT TO THE EXCHANGE OFFER
       ARE EXPECTED TO EXPIRE AT THE EXPIRATION OF THE EXCHANGE OFFER

     Registered holders of outstanding 8 7/8% Senior Subordinated Notes Due 2008 (the "Old Notes") of Loews Cineplex Entertainment Corporation (the "Company") who wish to tender their Old Notes in exchange (the "Exchange Offer") for a like principal amount of 8 7/8% Senior Subordinated Notes Due 2008 (the "New Notes") of the Company and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (the "Letter of Transmittal") (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent"), on or prior to 5:00 p.m., New York City time on the Expiration Date (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus (the "Prospectus").

               The Exchange Agent for the Exchange Offer is:

                           BANKERS TRUST COMPANY


          By Hand:                  By Overnight Delivery:                  By Mail:                Facsimile Transmission:
                                                                                                (for eligible institutions only)

    Bankers Trust Company          BT Services Tennessee, Inc.     BT Services Tennessee, Inc.         (615) 835-3572
  Receipt and Delivery Windows        Reorganization Unit             Reorganization Unit             Confirm Receipt of
123 Washington Street, 1st Floor    648 Grassmer Park Road              P.O. Box 292737             Facsimile by Telephone
   New York, New York 10006        Nashville, Tennessee 37211    Nashville, Tennessee 37229-2737        (615) 835-3701

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The
Exchange  Offer  -  Terms  of the  Exchange  Offer  -  Guaranteed  Delivery
Procedures."

     The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to U.S. $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer - Terms of the Exchange Offer - Withdrawal of Tenders of Old Notes."

     Subject to and effective upon acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Old Notes tendered hereby. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant thereto will be returned promptly to the tendering Old Note holder.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                          PLEASE SIGN AND COMPLETE


Signature(s) of Registered            Name(s) of Registered Holder(s):
Owner(s) or Authorized Signatory:
_________________________________     ____________________________________
_________________________________     ____________________________________
_________________________________     ____________________________________

Principal Amount of Old Notes         Address:____________________________
Tendered:________________________     ____________________________________
Certificate No.(s) of Old Notes       Area Code and Telephone No.:________
(if available):__________________
_________________________________     Date:_______________________________

                                      If Old Notes will be delivered by
                                      book-entry transfer at the Depository
                                      Trust Company, insert Depository
                                      Account No.:________________________

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide the following information.

                    PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):  _________________________________________________________________
          _________________________________________________________________
Capacity: _________________________________________________________________
Address(es):_______________________________________________________________
            _______________________________________________________________


                                 GUARANTEE
                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and
(c) guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:_____________________     Authorized Signature:_______________
Address:__________________________
__________________________________     Name:_______________________________
Area Code and Telephone No.:______     Title:______________________________
__________________________________     Date:_______________________________


DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.